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                                                                               .
                                                                               .
                                                                               .
                                                                   Exhibit 4(xi)


                                CONTRACT SCHEDULE

OWNER: [John Doe]                             SEX:  [M]    AGE AT ISSUE: [50]

JOINT OWNER: Jane Doe                         SEX:  [F]    AGE AT ISSUE: [50]

ANNUITANT: John Doe                           SEX:  [M]    AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                   ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified, IRA, Non-Qualified,    MATURITY DATE: [February 15, 2046]
           SIMPLE IRA, SEP, ROTH IRA]

PRODUCT CLASS: [Bonus, Standard, C, L, or P Class]

PURCHASE PAYMENT: [$ 100,000.00]

[MAXIMUM DISABILITY WAIVER ATTAINED AGE: 65

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE: 80

MAXIMUM NURSING HOME OR HOME HOSPITAL CONFINEMENT RIDER ISSUE AGE: 80]

PURCHASE PAYMENTS:                [No payment can be made within 9 years of the
                                  Maturity Date. For joint owner contracts, no
                                  payment can be made after the older contract
                                  owner reaches age 86. We reserve the right to
                                  reject any Purchase Payment.]

    MINIMUM SUBSEQUENT
    PURCHASE PAYMENT:             [$500.00. However, for IRAs, SEPs, SIMPLE IRAs
                                  and Roth IRAs, in order to avoid cancellation
                                  of the Contract, we will accept a Purchase
                                  Payment of at least $50 once in every 24 month
                                  period. We will also accept subsequent
                                  Purchase Payments as required under applicable
                                  law and federal tax law.]

        MAXIMUM TOTAL
        PURCHASE PAYMENTS:        [$1,000,000.00], without our prior approval.

        [PURCHASE PAYMENT
        CREDITS:                  [4%] of each Purchase Payment for cumulative
                                  Purchase Payments received during the first
                                  Contract Year.]

MINIMUM CONTRACT VALUE:           [$2,000.00]

BENEFICIARY:                      [As designated by you as of the Issue Date
                                  unless changed in accordance with the Contract
                                  provisions.]

PRODUCT CHARGES:
    SEPARATE ACCOUNT:             We assess certain daily charges equal to 1/365
                                  of the percentages set out below of the
                                  average daily net asset value of each
                                  Subaccount of the Separate Account:

                                  Asset-Based Insurance Charge:
                                       All Subaccounts:    [1.95%]
                                       We reserve the right to impose an
                                       increased Asset-Based Insurance Charge on
                                       Subaccounts that we may add to the
                                       Contract at any future date. The increase
                                       will not be greater than 0.25% basis
                                       points more than the Asset-Based
                                       Insurance Charge shown above for All
                                       Subaccounts.

                                  [Earnings Preservation Benefit Rider Charge:
                                  0.25%]]


CONTRACT ADMINISTRATIVE FEE:      [The Contract Administrative Fee is [$30.00]
                                  each Contract Year. During the Accumulation
                                  Period, on the Contract Anniversary the full
                                  Contract Administrative Fee is deducted from
                                  each applicable Subaccount in the ratio that
                                  the Contract Value in the Subaccount bears to
                                  the total Contract Value in the Separate
                                  Account. On the Annuity Calculation Date, a
                                  pro-rata portion of the Contract
                                  Administrative Fee for the applicable


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
                                  portion of the Contract Year will be deducted from the Contract Value as described above.
                                  However, if your Contract Value on the last day of the Contract Year or on the Annuity
                                  Calculation Date is at least [$50,000.00], then no Contract Administrative Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Contract
                                  Administrative Fee will be deducted at the time of the total withdrawal regardless of your Contract Value. We reserve the right to deduct the Contract Administrative Fee during the Annuity Period.]

[GMIB RIDER SPECIFICATIONS:       GMIB-Plus

 GMIB RIDER EFFECTIVE DATE:       [February 15, 2005]

         GMIB RIDER CHARGE:       [0.75%]

   GMIB PAYMENT ADJUSTMENT
                    FACTOR:       [100%]

          GMIB INCOME DATE:       [February 15, 2015]


                 GMIB RIDER       [Contract Anniversary on or following the
          TERMINATION DATE:       Owner's (or oldest Joint Owner's or
                                  Annuitant's if owner is a non-natural person)
                                  85th birthday]

         LAST STEP-UP DATE:       [Owner's (or oldest Joint Owner's or
                                  Annuitant's if owner is a non-natural person)
                                  81st birthday]

           ANNUAL INCREASE
         ACCUMULATION RATE:       [5%]


           ANNUITY OPTIONS:       (a) [Life Annuity with 10 Years of Annuity
                                      Payments Guaranteed.

                                      If you choose to start the Annuity Option after age 79, the year of the Guarantee
                                      Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age
                                      83; 5 years at ages 84 and 85.

                                  (b) Joint and Last Survivor Annuity with 10
                                      Years of Annuity Payments Guaranteed.]

             DOLLAR-FOR-DOLLAR
         WITHDRAWAL PERCENTAGE:   [5.00%]

   BASIS OF GMIB ANNUITY TABLE:   [The GMIB Annuity Tables are based on the
                                  Annuity 2000 Mortality Table with 7-year age
                                  setback with interest at 2.50%.]]


    GUARANTEED PRINCIPAL OPTION
            FIRST EXERCISE DATE:  [February 15, 2015]

      GMIB FIRST OPTIONAL RESET
                          DATE:   [February 15, 2008]

    GMIB OPTIONAL RESET WAITING
                        PERIOD:   [3 years]

    MAXIMUM OPTIONAL RESET AGE:   [75]

     OPTIONAL RESET GMIB INCOME
                          DATE: [10th Contract Anniversary following the date the most recent GMIB Optional took effect]

MAXIMUM OPTIONAL RESET
CHARGE:                           [1.50%]

ALLOCATIONS AND TRANSFERS         [Metlife Defensive Strategy Portfolio, Metlife
LIMITED TO THE FOLLOWING GMIB     Moderate Strategy Portfolio, Metlife Balanced
SUBACCOUNTS:                      Strategy Portfolio, Metlife Growth Strategy
                                  Portfolio]

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

[GMIB RIDER SPECIFICATIONS:

      GMIB RIDER EFFECTIVE DATE:  [February 15, 2005]

              GMIB RIDER CHARGE:  [0.50%]

         GMIB PAYMENT ADJUSTMENT
                         FACTOR:  [100%]

               GMIB INCOME DATE:  [February 15, 2015]

                      GMIB RIDER  [Contract Anniversary on or following the
               TERMINATION DATE:  Owner's (or oldest Joint Owner's) 85th
                                  birthday]

              LAST STEP-UP DATE:  [Owner's (or oldest Joint Owner's) 81st birthday]

                 ANNUAL INCREASE
              ACCUMULATION RATE:  [5%]

                ANNUITY OPTIONS:  (a) [Life Annuity with 10 Years of Annuity
                                      Payments Guaranteed.

                                      If you choose to start the Annuity Option after age 79, the year of the Guarantee
                                      Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age
                                      83; 5 years at ages 84 and 85.

                                  (b) Joint and Last Survivor Annuity
                                      with 10 Years of Annuity Payments
                                      Guaranteed.]

               DOLLAR-FOR-DOLLAR
          WITHDRAWAL PERCENTAGE:  [5.00%]




    BASIS OF GMIB ANNUITY TABLE:  [The GMIB Annuity Tables are based on the
                                  Annuity 2000 Mortality Table with 7-year age setback with interest at 2.5%.]]

[GUARANTEED WITHDRAWAL BENEFIT RIDER (GWB) SPECIFICATIONS:

GWB EFFECTIVE DATE:               [February 15, 2005]

INITIAL BENEFIT BASE:             [$100,000.00]

GWB FEE RATE:                     [0.50%]

GWB BONUS AMOUNT:                 [5% for all purchase payments, 0.00% for
                                  resets ]

GWB WITHDRAWAL RATE:              [7.00%]

GWB MAXIMUM BENEFIT BASE:         [$1,000,000.00]

GWB AUTOMATIC RESET DATE:         [February 15, 2010]

GWB FIRST OPTIONAL RESET DATE:    [February 15, 2015]

GWB OPTIONAL RESET WAITING        [5 years]
PERIOD:

MAXIMUM RESET AGE:                [85 years]

MAXIMUM OPTIONAL RESET FEE        [0.95%]
RATE:

GWB OPTIONAL RESET WINDOW         [30-day period ending on the day prior to the
PERIOD:                           eligible Contract Anniversary]

GWB CANCELLATION WINDOW           [30-day period on the 7th Contract
PERIOD:                           Anniversary]


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

SUBACCOUNTS NOT AVAILABLE WITH    [PIMCO Total Return Division, Scudder Global
GWB RIDER                         Equity Division, Janus Aggressive Growth
                                  Division]

SEPARATE ACCOUNT:                 [New England Variable Annuity Separate
                                  Account]

TRANSFER REQUIREMENTS:

[NUMBER PERMITTED: We reserve the right to limit the number of transfers per Contract Year up to a maximum of [12] (excluding transfers resulting from our Pre-scheduled Transfer Programs).

Subject to the issuance of a Fixed Account Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There maybe further limitations on transfers from the Fixed Account to the Subaccounts and transfers from the Subaccounts to the Fixed Account as set forth in the Fixed Account Rider.

During the Annuity Period, you can only make transfers among the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer Programs) we reserve the right to deduct a Transfer Fee of up to [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500.00], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer Programs).]

WITHDRAWALS:

WITHDRAWAL CHARGE: [A Withdrawal Charge is assessed against Purchase Payments withdrawn or applied under certain Annuity Options. The Withdrawal Charge is calculated at the time of each withdrawal or at the Annuity Calculation Date for certain Annuity Options to determine the Adjusted Contract Value. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract/applied to an Annuity Option in the following order:

1. Earnings in the Contract (Earnings are equal to your Contract Value less Purchase Payments not previously withdrawn); and then
2.  The Free Withdrawal Amount described below, if any; then
3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

    Withdrawal Charges are determined in accordance with the following schedule:

                                                           WITHDRAWAL CHARGES

     NUMBER OF COMPLETE YEARS
     FROM RECEIPT OF PURCHASE PAYMENT                          % CHARGE
     --------------------------------                          --------
                [0                                                 9
                 1                                                 8
                 2                                                 8
                 3                                                 7
                 4                                                 6
                 5                                                 5
                 6                                                 4
                 7                                                 2
                 8                                                 2
          9 and thereafter                                         0]]

No charge will be deducted in the event of:
1.  Maturity of the Contract; or
2.  Payment of the Death Proceeds; or
3. Selection of an Annuity Option, if applied: for a period of at least 15 years to the Income for Specified Number of Years Option or to the Annuity Payment to Age 100 Option; or to the Life Income Option; or to the Life Income for Two Lives Option. If the Withdrawal Charge was waived when applied to the Annuity Option, the commuted value will be reduced by a portion of the Withdrawal Charge that was waived. The amount deducted from the commuted value will equal: (a) the Withdrawal Charge that


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
    was waived; MULTIPLIED BY (b) the number of whole months remaining from the date of the commutation until the date when the Withdrawal Charge would be zero; DIVIDED BY the number of whole months that were remaining when the withdrawal proceeds were applied to the Annuity Option until the date when the Withdrawal Charge would be zero.
4.  Any waiver included subject to the issuance of a Rider.

[FREE WITHDRAWAL AMOUNT: [Each Contract Year after the first, you can make a withdrawal of a portion of your Contract Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This amount is non-cumulative.

A Withdrawal Charge will not be assessed against earnings withdrawn from your Contract. The earnings are equal to the Contract Value minus the remaining Purchase Payments in your Contract.

A Withdrawal Charge will not be assessed against any withdrawal that is part of a monthly systematic withdrawal program in which the monthly withdrawal amount does not exceed 1/12 of 10% of total Purchase Payments.]]

MINIMUM PARTIAL WITHDRAWAL: [$500], or your entire interest in the Fixed Account or Subaccount

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000]]

ANNUITY OPTION INFORMATION:

1. [The Maturity Date must be the first day of a calendar month. Unless otherwise designated by you, the Maturity Date will be no later than the first day of the calendar month following the Annuitant's 95th birthday or ten years from the Issue Date.

2.   The Annuity Date must not be less than 30 days from the Issue Date.

3. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.50%.

4. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year setback with interest at [3%]]

[FIXED ACCOUNT:

INITIAL INTEREST RATE:             INITIAL GUARANTEE PERIOD EXPIRES:

   [4.60%]                            [02/15/02]]

[Allocations to the Fixed Account not currently available]

MINIMUM GUARANTEED INTEREST RATE: [1.50%] annually

INITIAL EDCA PERIOD:  12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [8.00%]

INITIAL EDCA PERIOD:  6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [6.00%]]

ADMINISTRATIVE OFFICE:
New England Life Insurance Company
[P.O. Box 14594
Des Moines, IA 50306-0366
(800) 777-5897]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Return of Purchase Payments)
Death Benefit Rider (Greater of Annual Step-up or 5% Annual Increase) Death Benefit Rider (Annual Step-up)
Guaranteed Minimum Income Benefit Rider (Living Benefit)
Guaranteed Withdrawal Benefit Rider
Additional Death Benefit Rider (Earnings Preservation Benefit)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Waiver of Withdrawal Charge for Disability Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement



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
SIMPLE Individual Retirement Annuity Endorsement
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]


































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